Exhibit 99.1

 PerkinElmer Provides First Quarter Update and Schedules Earnings Call for Tuesday, May 4, 2021

 Company also announces appointment of Steve Willoughby as vice president, investor relations

WALTHAM, Mass.--(BUSINESS WIRE)--April 13, 2021--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today announced that it anticipates reported and organic revenue growth of 98% and 90%, respectively, for the first quarter ended April 4, 2021.

PerkinElmer’s strong revenue performance was driven by broad-based momentum across the portfolio. In total, non-COVID-19, or core, demand increased approximately 10% organically year-over-year, and COVID-19 related solutions contributed approximately $535 million of revenue in the first quarter.

PerkinElmer will release its first quarter 2021 financial results after market close on Tuesday, May 4, 2021. The Company will host a conference call the same day at 5:00 p.m. ET to discuss these results. Prahlad Singh, president and chief executive officer, and Jamey Mock, senior vice president and chief financial officer, will host the conference call.

To access the call, please dial (720) 405-2250 prior to the scheduled conference call time and provide the access code 7294952. A live audio webcast of the call will also be available on the Investors section of the Company's Web site at www.perkinelmer.com.

A replay of the webcast will be available beginning at 7:00 p.m. ET, Tuesday, May 4, 2021 through the Investors section of the Company’s website at www.perkinelmer.com.

In addition, PerkinElmer announced today that Steve Willoughby will be named vice president of investor relations effective May 5, 2021. Mr. Willoughby will assume this role from Bryan Kipp, who has transitioned into the role of vice president and general manager of Life Sciences integration.

Steve Willoughby joins PerkinElmer from Cleveland Research Company (CRC), an independent equity and market research firm with an exceptional reputation for ground-level intelligence. Most recently, Mr. Willoughby served as partner and senior analyst at CRC, providing detailed research, analysis and financial models on the Life Sciences and Managed Care industries to institutional investors across the United States and Europe. In 2018, Thomson Reuters StarMine named Mr. Willoughby the number-one analyst in the Life Science tools sector.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) the United Kingdom’s withdrawal from the European Union; (21) our ability to obtain future financing; (22) restrictions in our credit agreements; (23) discontinuation or replacement of LIBOR; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption "Risk Factors" in our most recent annual report on Form 10-K and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader focused on innovating for a healthier world. The Company reported revenue of approximately $3.8 billion in 2020, has about 14,000 employees serving customers in 190 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this announcement also contains non-GAAP financial measures. The reasons we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below.

PerkinElmer, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures

PKI
Three Months Ended
April 4, 2021
Organic revenue growth:	Projected
Reported revenue growth	98%
Less: effect of acquisitions including purchase accounting adjustments
and impact of divested businesses and foreign exchange rates	8%
Organic revenue growth	90%

Non-COVID-19
Three Months Ended
April 4, 2021
Organic revenue growth:	Projected
Reported revenue growth	18%
Less: effect of acquisitions including purchase accounting adjustments
and impact of divested businesses and foreign exchange rates	8%
Organic revenue growth	10%

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with GAAP. However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and revenue from recent acquisitions and divestitures. We include purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules — accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Impact of foreign currency changes on the current period — we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

Contacts

Investor Relations:
Bryan Kipp
(781) 663-5583
bryan.kipp@perkinelmer.com

Media Relations:
Chet Murray
(781) 663-5719
chet.murray@perkinelmer.com